Exhibit 99.1

Third Quarter 2019 Earnings Results

Owl Rock Capital Corp. Reports Third Quarter Net Investment Income Per Share of $0.36 and NAV Per Share of $15.22

NEW YORK— October 30, 2019 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $137.9 million, or $0.36 per share, and net income of $118.7 million, or $0.31 per share, for the third quarter ended September 30, 2019. Reported net asset value per share was $15.22 at September 30, 2019 as compared to $15.28 at June 30, 2019.

The Company’s Board of Directors has declared a fourth quarter 2019 dividend of $0.31 per share and had previously declared a special dividend of $0.04 per share, both for stockholders of record as of December 31, 2019, payable on or before January 31, 2020.

The Board of Directors also previously declared the following special dividends, for shareholders of record as of the last day of each respective quarter:

▪     Q1 2020: $0.08 per share

▪     Q2 2020: $0.08 per share

▪     Q3 2020: $0.08 per share

▪     Q4 2020: $0.08 per share

The Company agent will repurchase shares of common stock on the Company’s behalf when the market price per share is below the most recently reported net asset value per share. This corresponds to a market price of $15.21 based on September 30, 2019 NAV per share of $15.22. The Company 10b5-1 Plan commenced August 19, 2019 and will terminate upon the earliest to occur of (i) February 19, 2021 or (ii) such time as the approved $150 million repurchase amount has been fully utilized, subject to certain conditions.

Net Investment Income
Q3 2019 ($ mm)	$137.9
Q3 2019 (per share)	$0.36

Net Income
Q3 2019 ($ mm)	$118.7
Q3 2019 (per share)	$0.31

Net Asset Value
Q3 2019 ($ mm)	$5,925
Q3 2019 (per share)	$15.22

Dividend (per share)
Q4 2019 Fixed	$0.31
Q4 2019 Special	$0.04

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 1

Portfolio and Investing Activity

For the three months ended September 30, 2019, new investment commitments totaled $1,542.7 million. This compares to $953.4 million for the three months ended June 30, 2019.

For the three months ended September 30, 2019, the principal amount of new investments funded was $1,074.8 million across 10 new portfolio companies and 9 existing portfolio companies. For this period, the Company had $215.3 million aggregate principal amount in exits and repayments.

For the quarter ended June 30, 2019, the principal amount of new investments funded was $772.9 million across 13 new portfolio companies and 13 existing portfolio companies. For this period, the Company had $465.2 million aggregate principal amount in exits and repayments.

As of September 30, 2019 and June 30, 2019, the Company had investments in 96 and 90 portfolio companies with an aggregate fair value of $8.3 billion and $7.2 billion, respectively. As of September 30, 2019, the average investment size in each portfolio company was $86.1 million based on fair value.

As of September 30, 2019, based on fair value, our portfolio consisted of 79.4% first lien senior secured debt investments, 19.3% second lien senior secured debt investments, 1.1% investment funds and vehicles, and 0.2% equity investments.

As of June 30, 2019, based on fair value, our portfolio consisted of 81.3% first lien senior secured debt investments, 16.9% second lien senior secured debt investments, 0.3% unsecured debt investments, 1.3% investment funds and vehicles, and 0.2% equity investments.

As of September 30, 2019 and June 30, 2019, approximately 98.7% and 98.2% of the portfolio was invested in secured debt, respectively. As of September 30, 2019, 100.0% of our debt investments based on fair value in our portfolio were at floating rates.

As of September 30, 2019 and June 30, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 9.0% and 9.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 8.9% and 9.1%, respectively.

As of September 30, 2019, no investments were on non-accrual status.

New Investment Commitments
$1,542.7 million

Net Fundings
$1,074.8 million

Average Investment Size
$86.1 million (1.0% of the portfolio at fair value)

First Lien Debt Investments (% FV)
79.4%

Secured Investments (% FV)
98.7%

Borrower EBITDA
$77 million[1]

Weighted Average Portfolio Yield[2]
Fair Value	8.9%
Amortized Cost	8.9%

1.    Borrower EBITDA is derived from the most recently available portfolio company financial statements, has not been independently verified by Owl Rock, and may reflect a normalized or adjusted amount. Accordingly, Owl Rock makes no representation or warranty in respect of this information. This represents 96.3% of our total portfolio based on fair value and excludes certain investments that fall outside of our typical borrower profile.

2.    Weighted average total yield of the portfolio.

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 2

Results of Operations for the Three Months Ended September 30, 2019

Investment Income

Investment income increased to $188.1 million for the three months ended September 30, 2019 from $176.1 million for the three months ended June 30, 2019. The increase was primarily due to an increase in interest income as a result of an increase in our investment portfolio.

Expenses

Total net expenses decreased to $49.9 million for the three months ended September 30, 2019 from $56.7 million for the three months ended June 30, 2019, primarily due to lower interest expense as a result of decreased leverage in the quarter following the final capital call in June.

Liquidity and Capital Resources

As of September 30, 2019, we had $198 million in cash and restricted cash, $2.5 billion in total principal value of debt outstanding, and $1.6 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.1% and 5.0% for the three months ended September 30, 2019 and June 30, 2019, respectively. Average debt to equity was 0.35x and 0.65x during the three months ended September 30, 2019 and June 30, 2019, respectively.

Total Investment Income
$188.1 million

Total Expenses
$49.9 million

Principal Debt Outstanding
$2.5 billion

Available Liquidity
$1.6 billion [1]

Debt to Equity Ratio
Q3 2019 Quarter-end	0.39x
Q3 2019 Average [2]	0.35x

1.               The amount available does not reflect limitations related to each credit facility’s borrowing base. Reflects the use of the 2025 Notes proceeds to pay down a portion of the Secured Revolver.

2.               Daily average debt outstanding during the quarter divided by daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter.

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 3

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on October 31, 2019 at 9:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (866) 393-4306

International: (734) 385-2616

Conference ID: 6251428

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock  Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: (404) 537-3406

Conference ID: 6251428

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 4

Financial Highlights

Owl Rock Capital Corporation

Consolidated Financial Highlights

(Amounts in thousands, except per share amounts)

(Unaudited)

	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018
Investments at Fair Value	$8,270,254	$7,240,755	$4,692,912
Total Assets	$8,568,677	$7,547,803	$4,875,898
Net Asset Value Per Share	$15.22	$15.28	$15.27

Investment Income	$188,154	$176,135	$110,485
Net Investment Income	$137,906	$119,622	$71,608
Net Income	$118,652	$124,670	$72,326

Net Investment Income Per Share	$0.36	$0.42	$0.44
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.05)	$0.02	$0.00
Net Income Per Share	$0.31	$0.44	$0.44
Distributions Declared from Net Investment Income	$0.33	$0.44	$0.39

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	9.0%	9.1%	9.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	8.9%	9.1%	9.4%
Percentage of Debt Investment Commitments at Floating Rates	100.0%	99.7%	100.0%

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 5

Consolidated Statements of Assets and Liabilities

Owl Rock Capital Corporation

Consolidated Statements of Assets and Liabilities

(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2019 (Unaudited)	2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $8,204,082 and $5,720,295, respectively)	$8,178,157	$5,697,447
Controlled, affiliated investments (amortized cost of $93,267 and $91,138, respectively)	92,097	86,622
Total investments at fair value (amortized cost of $8,297,349 and $5,811,433, respectively)	8,270,254	5,784,069
Cash (restricted cash of $12,969 and $6,013, respectively)	197,618	127,603
Interest receivable	55,534	29,680
Receivable for investments sold	23,261	—
Receivable from a controlled affiliate	2,290	8,100
Prepaid expenses and other assets	19,710	1,590
Total Assets	$8,568,667	$5,951,042
Liabilities
Debt (net of unamortized debt issuance costs of $38,176 and $22,335, respectively)	$2,459,023	$2,567,717
Distribution payable	128,421	78,350
Management fee payable	14,760	14,049
Payables to affiliates	4,657	2,847
Payable for investments purchased	1,627	3,180
Accrued expenses and other liabilities	35,554	20,054
Total Liabilities	2,644,042	2,686,197
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,155,516 and 216,204,837 shares issued and outstanding, respectively	3,892	2,162
Additional paid-in-capital	5,907,924	3,271,162
Total distributable earnings (losses)	12,809	(8,479)
Total Net Assets	5,924,625	3,264,845
Total Liabilities and Net Assets	$8,568,667	$5,951,042
Net Asset Value Per Share	$15.22	$15.10

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 6

Consolidated Statements of Operations

Owl Rock Capital Corporation

Consolidated Statement of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$180,944	$104,868	$498,747	$246,064
Other income	4,921	2,164	9,447	6,770
Total investment income from non-controlled, non-affiliated investments	185,865	107,032	508,194	252,834
Investment income from controlled, affiliated investments:
Dividend income	2,289	2,226	7,570	5,149
Other income	—	1,227	—	4,046
Total investment income from controlled, affiliated investments	2,289	3,453	7,570	9,195
Total Investment Income	188,154	110,485	515,764	262,029
Expenses
Interest expense	29,434	21,386	101,021	50,545
Management fee	26,793	13,323	57,434	38,100
Performance based incentive fees	19,674	—	19,674	—
Professional fees	2,886	2,524	7,361	5,567
Directors’ fees	169	138	445	404
Other general and administrative	2,697	1,274	6,248	3,973
Total Operating Expenses	81,653	38,645	192,183	98,589
Management and incentive fees waived	(31,707)	—	(31,707)	—
Net Operating Expenses	49,946	38,645	160,476	98,589
Net Investment Income (Loss) Before Taxes	138,208	71,840	355,288	163,440
Excise tax expense (benefit)	302	232	1,754	815
Net Investment Income (Loss) After Taxes	$137,906	$71,608	$353,534	$162,625
Net Realized and Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(20,846)	$(3,476)	$(376)	$5,470
Controlled affiliated investments	284	168	3,346	(1,013)
Translation of assets and liabilities in foreign currencies	(146)	(134)	(168)	(134)
Total Net Change in Unrealized Gain (Loss)	(20,708)	(3,442)	2,802	4,323
Net realized gain (loss):
Non-controlled, non-affiliated investments	1,285	4,027	1,102	234
Foreign currency transactions	169	133	372	133
Total Net Realized Gain (Loss)	1,454	4,160	1,474	367
Total Net Realized and Unrealized Gain (Loss)	(19,254)	718	4,276	4,690
Net Increase (Decrease) in Net Assets Resulting from Operations	$118,652	$72,326	$357,810	$167,315
Earnings Per Share - Basic and Diluted	$0.31	$0.44	$1.18	$1.29
Weighted Average Shares Outstanding - Basic and Diluted	384,846,445	163,401,485	302,373,486	129,234,396

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 7

Portfolio and Investment Activity

Owl Rock Capital Corporation

Portfolio and Investment Activity

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2019	2018
New investment commitments
Gross originations	$1,631,537	$2,019,388
Less: Sell downs	(88,809)	(303,690)
Total new investment commitments	$1,542,728	$1,715,698
Principal amount of investments funded:
First-lien senior secured debt investments	$845,282	$1,160,059
Second-lien senior secured debt investments	443,270	311,137
Unsecured debt investments	—	—
Equity investments	—	—
Investment funds and vehicles	1,500	9,629
Total principal amount of investments funded	$1,290,052	$1,480,825
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(140,281)	$(97,259)
Second-lien senior secured debt investments	(52,000)	(145,350)
Unsecured debt investments	(23,000)	—
Equity investments	—	(2,760)
Investment funds and vehicles	—	—
Total principal amount of investments sold or repaid	$(215,281)	$(245,369)
Number of new investment commitments in new portfolio companies (1)	10	17
Average new investment commitment amount	$129,504	$93,492
Weighted average term for new investment commitments (in years)	6.7	6.1
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	0.0%	0.0%
Weighted average interest rate of new investment commitments (2)	8.7%	8.1%
Weighted average spread over LIBOR of new floating rate investment commitments	6.6%	5.7%

(1) Number of new investment commitments represents commitments to a particular portfolio company.

(2) Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 2.09% and 2.40% as of September 30, 2019 and 2018, respectively.

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 8

About Owl Rock Capital Corporation

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2019 ORCC had investments in 96 portfolio companies with an aggregate fair value of $8.3 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $14.6 billion of assets under management as of September 30, 2019.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact

Investor Contact:

Investor Relations / Dana Sclafani

(212) 651-4705

ORCCIR@owlrock.com

Media Contact:

Sard Verbinnen & Co

Margaret Popper / Brandon Messina / Hayley Cook

(212) 687-8080

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 9